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Exhibit 7(c)


                                April 29, 1998



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, AL 35233

Gentlemen:

     I hereby consent to the continued use of my opinion dated August 1, 1997 as an Exhibit to the Form S-6 Registration Statement for United Investors Universal Life Variable Account (No. 333-26505) and my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                Very truly yours,


                                /s/ James L. Sedgwick, Esq.
                                -----------------------------------
                                James L. Sedgwick, Esq.
                                President